Exhibit 16

The Hartford Mutual Funds, Inc.

POWER OF ATTORNEY

February 5, 2020

Each of the undersigned persons, including each of the members of the Board of Directors of The Hartford Mutual Funds, Inc. listed above do hereby constitute and appoint as his/her attorney-in-fact Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, to sign on his/her behalf the Registration Statement on Form N-14 relating to the proposed reorganization of The Hartford Quality Bond Fund, a series of The Hartford Mutual Funds, Inc., with and into The Hartford Total Return Bond Fund, a series of The Hartford Mutual Funds, Inc. and any amendments to such Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission, and any other forms of documents, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as The Hartford Mutual Funds, Inc. and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ James E. Davey
James E. Davey	Director/Trustee, President and Chief Executive Officer

/s/ Amy N. Furlong
Amy N. Furlong	Treasurer (Principal Financial and Principal Accounting Officer)

/s/ Lynn S. Birdsong
Lynn S. Birdsong	Chairman of the Board, Director/Trustee

/s/ Hilary E. Ackermann
Hilary E. Ackermann	Director/Trustee

/s/ Robin C. Beery
Robin C. Beery	Director/Trustee

/s/ Christine R. Detrick
Christine R. Detrick	Director/Trustee

/s/ Duane E. Hill
Duane E. Hill	Director/Trustee

/s/ Lemma W. Senbet
Lemma W. Senbet	Director/Trustee

/s/ David Sung
David Sung	Director/Trustee

The Hartford Mutual Funds, Inc. The Hartford Mutual Funds II, Inc. Hartford Series Fund, Inc. Hartford HLS Series Fund II, Inc.	Hartford Funds Exchange-Traded Trust Lattice Strategies Trust Hartford Schroders Opportunistic Income Fund

RESOLUTION APPROVING THE POWER OF ATTORNEY

Each of the Boards of Directors/Trustees of the above-referenced registrants approved the Power of Attorney, dated February 4, 2020, by adopting the following resolution:

APPROVAL OF POWER OF ATTORNEY

RESOLVED, that the Power of Attorney, in substantially the form presented at this meeting, appointing Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, each with full power to act alone, as attorneys-in-fact and agents for each member of the Boards of Directors/Trustees of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., , Hartford Funds Exchange-Traded Trust, Hartford Schroders Opportunistic Income Fund and Lattice Strategies Trust (each, a “Registrant”) and for each Registrant’s principal executive officer, and principal financial officer (including any appointed comptroller or principal accounting officer, if any) for the purpose of executing and filing for and on behalf of, each Registrant, including each member of the Registrant’s Board of Directors/Trustees and the Registrant’s principal executive officer and principal financial officer, all requisite documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States be, and herby is, approved; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of each Registrant, including its principal executive officer and principal financial officer, and each member of the Registrant’s Board of Directors/Trustees.